EXHIBIT 32.01

SECTION 1350 CERTIFICATIONS

In connection with this quarterly report of BlackRock Futures Investments L.P. (the “Company”) on Form 10-Q for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (this “Report”), I Edward Rzeszowski, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant of the Sarbanes-Oxley Act of 2002, that:

1. This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2006

By /s/ EDWARD RZESZOWSKI
Edward Rzeszowski
President
(Principal Executive Officer)